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                                                                    EXHIBIT 99.2



                       ADVANCED MACHINE VISION CORPORATION

                  Proxy for the Annual Meeting of Shareholders
                                  July __, 2000

                 THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE
            BOARD OF DIRECTORS OF ADVANCED MACHINE VISION CORPORATION

The undersigned hereby appoints William J. Young and Alan R. Steel, as Proxies (each of them with full power to act without the other), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Advanced Machine Vision Corporation (the "Company") held of record by the undersigned on June __, 2000, at the annual meeting of shareholders to be held on July __, 2000, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, YOU WILL NOT BE REPRESENTED AT THE SPECIAL MEETING FOR VOTING ON THE PROPOSED MERGER OF THE COMPANY AND KEY TECHNOLOGY, INC. IF YOUR COMPANY STOCK IS HELD BY A BROKER, YOU MUST INSTRUCT THE BROKER ON HOW TO VOTE. THE BROKER WILL NOT HAVE DISCRETIONARY AUTHORITY IN THIS MATTER. IF NO VOTING DIRECTION IS MADE ON ANY OTHER MATTER COMING BEFORE THE MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES.


                         (TO BE SIGNED ON REVERSE SIDE)


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  [X]    PLEASE MARK YOUR VOTES
         AS IN THIS EXAMPLE



                                                 FOR   AGAINST   ABSTAIN
1.      To approve the Agreement and             [ ]     [ ]       [ ]
        Plan of Merger, effective
        February 15, 2000, as amended,
        by and among Advanced Machine
        Vision Corporation, Key
        Technology, Inc. ("Key
        Technology") and KTC Acquisition
        Corp., a wholly-owned subsidiary
        of Key Technology.



This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder with respect to the proposed merger. If no direction is made on any other matter coming before the meeting, this proxy will be voted at the discretion of the Proxies.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.


SIGNATURE(S)________________________________________ DATE _________________,2000

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.